Exhibit 1.1

QUÉBEC

Medium-Term Notes, Series A,

Due Nine Months or More from Date of Issue

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

New York, New York

September 11, 2017

Merrill Lynch, Pierce, Fenner & Smith Incorporated

BMO Capital Markets Corp.

CIBC World Markets Corp.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities PLC

RBC Capital Markets, LLC

RBS Securities Inc.

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

Ladies and Gentlemen:

Québec wishes to amend and restate effective as of the date hereof that certain Distribution Agreement, dated July 29, 1994, as amended June 28, 1996, August 20, 1999, May 23, 2002, May 28, 2002, December 11, 2003, October 23, 2008, June 15, 2011, November 22, 2011, December 18, 2012 and January 30, 2015, among Québec and certain of you, as Agents, and confirms its agreement with you as Agents with respect to the issue and sale by Québec of its Medium-Term Notes, Series A, Due Nine Months or More from Date of Issue registered under the Registration Statements referred to in the third paragraph of the introduction to this Agreement (the “Notes”). The Notes are to be issued under the fiscal agency agreement dated as of May 30, 2002, as may be amended or supplemented from time to time (the “Fiscal Agency Agreement”, which term whenever used herein shall mean said fiscal agency agreement as the same shall have been amended from time to time) among Québec and Citibank, N.A., as fiscal agent (the “Fiscal Agent”, which term shall, unless the context otherwise requires, include its successors and assigns). The Notes shall have the terms described in the Prospectus referred to in the third paragraph of the introduction to this Agreement as it may be amended or supplemented from time to time, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Notes (a “Pricing Supplement”). Notes will be issued, and the terms thereof established, from time to time by Québec in accordance with the Fiscal Agency Agreement and the Procedures (as defined in Section 2(c) hereof).

Subject to the terms and conditions stated herein, Québec hereby (i) appoints Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., CIBC World Markets Corp., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities PLC, RBC Capital Markets, LLC, RBS Securities Inc., Scotia Capital (USA) Inc. and TD Securities (USA) LLC (each individually being an “Agent” and sometimes collectively referred to herein as the “Agents”) as its Agents for the purpose of soliciting purchases of the Notes by others from Québec, it being understood that additional Agents may be added from time to time by Québec in its sole discretion, provided such Agents sign and deliver a counterpart of this Agreement, a copy of which will be provided to the then existing Agents, and (ii) agrees that whenever Québec determines to sell Notes directly to any Agent as principal for resale to others, it will enter into a Terms Agreement (as defined below) relating to such sale in accordance with the provisions of Section 2(b) hereof. Québec reserves the right from time to time to accept a specific offer to purchase Notes solicited by, and made by or through, a dealer other than the Agents (each, an “Other Dealer”), without obtaining the prior consent of any of the Agents, provided that (i) Québec shall give each of the Agents notice of its decision to accept such an offer to purchase Notes and (ii) any Other Dealer shall agree to be bound by and subject to the terms and conditions of this Agreement binding on the Agents (including the commission schedule set forth on Annex A). Any such appointment of an Other Dealer may be limited in duration or restricted to a particular trade or trades, in Québec’s sole discretion. Any Other Dealer so appointed shall be deemed, with respect to such appointment, to be an Agent for all purposes of this Agreement. In addition, Québec may sell the Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so. No commission will be payable to the Agents on Notes sold directly by Québec.

Québec has filed with the Securities and Exchange Commission (the “Commission”) Registration Statement No. 333-220240 relating to the debt securities of Québec, including the Notes, under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement has been declared effective by the Commission. Registration Statement No. 333-220240 and any other registration statement filed with respect to the Notes and any registration statement containing a prospectus used to offer the Notes, in each case as amended and including the exhibits thereto, are hereinafter referred to as the “Registration Statement”. As is permitted by Rule 429 under the 1933 Act, the prospectus contained in any subsequent registration statement may include the debt securities registered thereby and certain debt securities previously registered by Québec. Any prospectus, prospectus supplement and/or pricing supplement related to any Notes that is used before the acceptance by Québec of an offer for the purchase of those Notes and which omitted information to be included upon pricing in the form of final prospectus or final prospectus supplement filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter referred to as a “Preliminary Prospectus”. The most recent prospectus included in the Registration Statement, as supplemented with respect to the Notes and as further supplemented with respect to the terms of the distribution of the Notes, is hereinafter referred to as the “Prospectus”. Any reference herein to the Registration Statement, any Preliminary

Prospectus or the Prospectus shall be deemed to refer to and include the documents filed by Québec under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated by reference therein upon reliance on interpretative letters from the Division of Corporate Finance of the Commission, dated May 28, 1987 and November 30, 1987; and any reference herein to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing by Québec of any document incorporated therein by reference.

SECTION 1.	Representations and Warranties.

Québec represents and warrants to the Agents as of the date hereof, as of the Closing Time and as of the date of each delivery of Notes, whether to an Agent or Other Dealer as principal or through an Agent or Other Dealer as agent (the date of each such delivery to an Agent or Other Dealer as principal being a “Settlement Date”), and as of the times referred to in Sections 6(a) and 6(b) hereof (in each case, a “Representation Date”), as follows:

(a)     Each part of the Registration Statement, when such part became effective, conformed in all respects to the requirements of the 1933 Act, the 1934 Act and the rules and regulations of the Commission (“Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on each Representation Date, the Registration Statement, any Preliminary Prospectus and the Prospectus conform or will conform in all respects to the requirements of the 1933 Act, the 1934 Act and the Regulations and none of such documents include or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to Québec by the Agents, specifically for use therein;

(b)     Each Time of Sale Prospectus (as defined below) relating to the issuance of any Notes will not, as of the Time of Pricing (as defined below) or as of the Settlement Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and will comply in all material respects with the 1933 Act and has been or will be filed in accordance with the 1933 Act (to the extent required thereby), except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to Quebec by the Agents, specifically for use therein; as used in this Agreement, (i) “Time of Sale Prospectus” means, as of the applicable Time of Pricing, any applicable Preliminary Prospectus, any applicable Term Sheet (as defined below) and any applicable Issuer Free Writing Prospectus (as defined below), each as amended or supplemented prior to the applicable Time of Pricing, (ii) “Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act that relates to the Notes, (iii) “Time of Pricing” means the time of each acceptance by Quebec of an offer to purchase Notes or such other time identified as such in an applicable Terms Agreement, and (iv) “Term Sheet” means a term sheet containing a description of the Notes, which shall be in a form approved by the Agents involved in the offer and sale of the relevant Notes and substantially consistent with the terms agreed orally and confirmed in writing to the relevant Agent in a Terms Agreement or otherwise (any such Term Sheet shall constitute an Issuer Free Writing Prospectus and Québec shall file such Term Sheet with the Commission pursuant to Rule 433(d) under the 1933 Act within the time period prescribed by such Rule);

(c)     Québec has not distributed and will not distribute, prior to the Time of Pricing with respect to a particular issue of Notes, any offering material in connection with the offering and sale of the Notes other than a Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus (including any Term Sheet) or the Registration Statement, each as amended or supplemented prior to or as at the applicable Time of Pricing;

(d)     The Notes have been duly authorized and, when executed, issued and delivered outside Québec and in accordance with the Orders in Council and Ministerial Orders of the Gouvernement du Québec applicable thereto, will have been duly executed, issued and delivered in accordance with the laws of Québec, and such Notes and this Agreement and the Fiscal Agency Agreement, following their execution and delivery, and the covenants therein contained will each constitute valid and legally binding, direct and unconditional general obligations of Québec, for the payment and performance of which the full faith and credit of Québec have been pledged; and such Notes will be enforceable against Québec, in accordance with their respective terms, subject to the qualifications set forth in Section 5(a)(1)(i) and Section 5(a)(v);

(e)     The Notes will rank equally among themselves and with the other debt securities issued by Québec and outstanding on such Representation Date or thereafter and all funds required to make payments in respect of the Notes will be taken out of the Consolidated Revenue Fund of Québec;

(f)     The purchase and sale of any Notes in accordance with the provisions hereof and of any Terms Agreement are not prohibited by any statute, order, rule or regulation promulgated by any legislative, executive or regulatory body or authority of Canada, the United States of America, Québec or the State of New York;

(g)     Subsequent to the date of the most recent consolidated financial statements included or incorporated by reference in the Registration Statement and the Time of Sale Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the financial condition of Québec, except as set forth or contemplated in the Time of Sale Prospectus;

(h)     Québec is not in default under the provisions of any agreement or of any instrument evidencing or relating to any outstanding material indebtedness for borrowed money, direct or contingent, of Québec and execution, delivery and performance by Québec of its obligations under this Agreement, the Fiscal Agency Agreement and the Notes will not conflict with, or result in any breach of, any term, condition or provision of, or constitute a default under, any applicable law or any agreement or instrument to which Québec is a party or by which it is bound; and

(i)     Any certificate signed by any authorized representative of Québec and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes shall be deemed a representation and warranty by Québec to the Agents as to the matters covered thereby.

SECTION 2.	Solicitations as Agents; Purchases as Principal.

(a)     Solicitations as Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of Québec, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Time of Sale Prospectus and the Prospectus and at a purchase price agreed to between Québec and the purchaser.

Each Agent shall communicate to Québec, orally or in writing, each reasonable offer to purchase Notes received by such Agent. Québec shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer to purchase the Notes received by such Agent in whole or in part, and any such rejection shall not be deemed a breach of such Agent’s agreement contained herein.

Québec agrees to pay to the relevant Agent a commission, which in the case of a sale under a Terms Agreement as provided in Section 2(b) shall be in the form of a discount, equal to a percentage of the principal amount of each Note sold by Québec as a result of a solicitation made by such Agent (the “Presenting Agent”), as agreed between Québec and the Presenting Agent but which shall not exceed the applicable percentage as set forth in Annex A hereto.

Québec reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes commencing at any time for any period of time or permanently for any reason whatsoever. Upon receipt of instructions from Québec, each Agent will forthwith suspend solicitation of purchases of Notes from Québec until such time as Québec has advised the Agents that such solicitation may be resumed.

(b)     Purchases as Principal. Each Agent may purchase Notes from Québec as principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement, promptly confirmed in writing by facsimile transmission or otherwise between the relevant Agent and Québec) is herein referred to as a “Terms Agreement”. Unless the context otherwise requires, each reference contained herein to “this Agreement” shall be deemed to include any applicable Terms Agreement between Québec and an Agent. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Annex B hereto. A commitment by any Agent to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of Québec herein contained and shall be subject to the terms and conditions herein set forth.

(c)     Procedures. Administrative procedures respecting the sale of Notes shall be agreed upon from time to time by the Agents, Québec and the Fiscal Agent (the “Procedures”). The Agents and Québec agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Procedures.

(d)     Free Writing Prospectuses. Each applicable Agent, jointly (the equivalent notion in common law of “severally and not jointly”), represents and warrants to, and agrees with Québec and each other applicable Agent that, unless it obtains the consent of Québec and the other applicable Agents (if any) prior to the use thereof, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act required to be filed with the Commission, provided the prior consent of Québec and the other applicable Agents (if any) shall be deemed to have been given in respect of any Issuer Free Writing Prospectus, including any Term Sheet, attached as a schedule to any applicable Terms Agreement.

SECTION 3.	Covenants of Québec.

Québec covenants with the Agents as follows:

(a)     If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes (including in the circumstances where such requirement can be satisfied pursuant to Rule 172 under the 1933

Act) any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for Québec, to further amend or supplement the Time of Sale Prospectus or the Prospectus in order that such document will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of any such counsel, at any such time to amend or supplement the Registration Statement, the Time of Sale Prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes and to cease sales of any Notes the Agents may then own as principal, and Québec will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus, as the case may be, comply with such requirements.

(b)     Québec will advise the Agents promptly of any proposal to amend or supplement the Registration Statement, the Time of Sale Prospectus or the Prospectus, and will not effect such amendment or supplement without prior consultation with the Agents; Québec will also advise the Agents promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or any part thereof, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)     As soon as practicable after publication thereof following the close of its fiscal year, Québec will make generally available to its noteholders a consolidated statement of its revenues and expenditures, which shall satisfy the provisions of Section 11(a) of the 1933 Act.

(d)     Québec will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith and documents incorporated by reference therein) as the Agents may reasonably request. Québec will furnish to the Agents as many copies of the Time of Sale Prospectus and the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Time of Sale Prospectus or Prospectus in connection with sales or solicitations of offers to purchase the Notes.

(e)     Québec will furnish such information and execute such instruments as may be required to qualify the Notes for sale and determine their eligibility for investment under the laws of such jurisdictions in the United States of America as the Agents designate and will continue such qualifications in effect so long as required for their distribution, provided that Québec need not submit to any requirements that it reasonably deems unduly burdensome.

(f)     So long as any of the Notes are outstanding, Québec will post on the Commission’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR, through the Commission’s website (http://www.sec.gov) as soon as practicable after publication thereof, its annual consolidated statement of revenues and expenditures. Upon request from the Agents or the Representatives, Québec will furnish hard copies of such documents.

(g)     Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, Québec will not, without the prior consent of the Agents, offer or sell, or enter into any agreement to sell in the United States, any of its debt securities registered with the Commission having a maturity of nine months or more (other than the Notes), except as may otherwise be provided in any such Terms Agreement.

(h)     The maximum aggregate initial offering price of Notes outstanding at any one time shall not exceed U.S.$7,000,000,000 or the equivalent thereof in other currencies. Such amount may be increased in the future if Québec determines that it may wish to sell additional notes.

(i)     The documents required to be delivered at the Closing Time (as defined below) by Section 5 hereof shall be delivered at the office of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York, 10004, on September 11, 2017, or at such other time and place as the Agents and Québec may agree upon in writing (the “Closing Time”).

(j)     Other than the Term Sheet prepared and filed pursuant to Section 1(b) hereof, without the prior consent of the Agents, Québec has not sent and will not send any written communication relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act (“Free Writing Prospectus”); and any such Free Writing Prospectus, the use of which has been consented to by Québec and the Agents (including the final term sheet prepared and filed pursuant to Section 1(b) hereof) will be listed on a schedule to the applicable Terms Agreement.

SECTION 4.	Payment of Expenses.

Québec will pay the following expenses incident to the performance of its obligations under this Agreement: (i) the preparation and filing of the Registration Statement and all amendments thereto; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Fiscal Agent; (iv) the qualification of the

Notes under securities laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey; (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto; (vi) the printing and delivery to the Agents of copies of the Fiscal Agency Agreement, the Exchange Rate Agency Agreement (as defined below), the Calculation Agency Agreement (as defined below) and any Blue Sky Survey and any Legal Investment Survey; and (vii) any fees charged by rating agencies for the rating of the Notes.

Québec shall also reimburse the Agents for the reasonable fees and disbursements of U.S. and Canadian counsel for the Agents and other out-of-pocket expenses incurred with the approval of Québec.

SECTION 5.	Conditions to the Obligations of the Agents.

The obligations of the Agents to solicit offers to purchase the Notes as agents of Québec and the obligations of any Agent to purchase Notes pursuant to any Terms Agreement will be subject to the accuracy of the representations and warranties on the part of Québec herein, to the accuracy of the statements of authorized representatives of Québec made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by Québec of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

(a)     At Closing Time, the Agents, and, in the case of the opinions referred to in Sections 5(a)(2) and 5(a)(3), at each Settlement Date with respect to any applicable Terms Agreement, if called for by such Terms Agreement, the relevant Agent shall have received:

(1)     The opinion, dated as of such date, of Miller Thomson LLP, counsel to Québec or other counsel satisfactory to the Agents, in form and substance satisfactory to the Agents and the Agents’ counsel, to the effect that:

(i)     The Notes have been duly authorized; and, under the applicable laws of Québec in effect at the Closing Time or Settlement Date, as the case may be, the Notes, when executed, issued, authenticated and delivered outside Québec and in accordance with the Orders in Council and Ministerial Orders of the Gouvernement du Québec applicable thereto in effect on such date, will have been duly executed, issued and delivered in accordance with the laws of Québec in effect on such date, and such Notes and this Agreement and the Fiscal Agency Agreement, and the covenants therein contained will constitute valid and legally binding, direct and unconditional general obligations of Québec, for the payment and performance of which the full faith and credit of Québec have been pledged; and such Notes will be enforceable against Québec in accordance with their terms, subject to the qualifications set forth in Section 5(a)(1)(v), and subject furthermore to the provisions of Book Ten, Title Four of the Civil Code of Québec whereby, in recognizing and enforcing a decision rendered by a court outside Québec for a sum of money expressed in foreign currency, a Québec court will convert that sum of money into Canadian currency at the rate of exchange prevailing on the day such decision becomes enforceable at the place where it was rendered and whereby, in the cases listed below, a decision rendered by a court outside Québec would not be recognized and, where applicable, declared enforceable by a Québec court:

1.     the court rendering the decision had no jurisdiction under the provisions of the Civil Code of Québec,

2.     the decision is not final or enforceable at the place where it was rendered, is in contravention of fundamental principles of procedure, or is manifestly inconsistent with public order as understood in international relations,

3.     a decision on the same matter either (i) is pending before or has been rendered by a Québec court or (ii) has been rendered by a foreign tribunal and is recognizable in Québec,

4.     the decision enforces obligations resulting from taxation laws of a foreign country which does not itself recognize and enforce obligations resulting from the taxation laws of Québec, or

5.     the decision is rendered by default and the act of procedure initiating the proceedings was not duly served on the defaulting party;

(ii)     The Notes will rank equally among themselves and with the other debt securities issued by Québec and outstanding on such Representation Date or thereafter and all funds required to make payments in respect of the Notes will be taken out of the Consolidated Revenue Fund of Québec;

(iii)     This Agreement, the Fiscal Agency Agreement, the Exchange Rate Agency Agreement, dated as of December 11, 2003, between Québec and Citibank, N.A. (the “Exchange Rate Agency Agreement”), the Calculation Agency Agreement, dated as of December 11, 2003, between Québec and Citibank, N.A. (the “Calculation Agency Agreement”) and, if the opinion is being given pursuant to Section 6(c) hereof on account of Québec having entered into a Terms Agreement, the applicable Terms Agreement, have been duly authorized, executed and delivered by Québec in accordance with the Orders in Council and Ministerial Orders of the Gouvernement du Québec applicable thereto;

(iv)     All necessary actions have been duly taken by or on behalf of Québec, and all necessary authorizations and approvals under the laws of Québec have been duly obtained, for the authorization, execution and delivery by Québec of this Agreement, the Fiscal Agency Agreement, the Exchange Rate Agency Agreement, the Calculation Agency Agreement, any Terms Agreement and the Notes and for the issuance and sale of the Notes pursuant to this Agreement, any Terms Agreement and the Fiscal Agency Agreement, and there are no laws of Canada applicable to any such authorization, execution, delivery, issuance, or sale, and no authorizations or approvals under the laws of Canada are necessary therefor;

(v)     Québec does not enjoy, under the laws of Québec and the laws of Canada applicable therein, a right of immunity from suit, on the ground of sovereignty or otherwise, in respect of its obligations under this Agreement, the Fiscal Agency Agreement and the Notes, subject to the following qualifications:

1.     the provisions of the Code of Civil Procedure of Québec which bar extraordinary recourses (quo warranto, mandamus and evocation) and provisional remedies (injunction, seizure of assets before judgment and sequestration) against the Gouvernement du Québec, and

2.     the general immunity of the State from compensation, set-off, acquisitive prescription, attachment and execution on a judgment;

(vi)     The English translations of the Orders in Council and Ministerial Orders of the Gouvernement du Québec, authorizing the issuance and sale of the Notes on the terms set forth herein and in the Terms Agreement, are exact translations and are not susceptible to any materially different interpretation with respect to any material matter therein;

(vii)     Such counsel have no reason to believe that either the Registration Statement, any Time of Sale Prospectus or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; and

(viii)     Their opinion with respect to Canadian taxes under the captions “Description of the Securities—Debt Securities—Canadian Taxes on Debt Securities” and “Canadian Tax Considerations” in the Prospectus is accurately described therein.

In rendering such opinion, such counsel may rely upon the opinion of Sullivan & Cromwell LLP as to matters of United States law and procedure, and upon a certificate of Québec as to the securities of Québec outstanding on the date of such opinion; and no opinion need be expressed by such counsel as to the financial statements or other financial data contained in the Registration Statement, any Time of Sale Prospectus and Prospectus.

(2)     The opinion, dated such date, of Norton Rose Fulbright Canada LLP, Canadian counsel to the Agents, with respect to the validity of any Notes, the Registration Statement, the Time of Sale Prospectus, the Prospectus, and other related matters as the Agents may reasonably request, and Québec shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely upon the opinion of Sullivan & Cromwell LLP as to matters of United States law and procedure and upon a certificate of Québec as to the securities of Québec outstanding on such date; and no opinion need be expressed by such counsel as to the financial statements or other financial data contained in the Registration Statement and the Prospectus.

(3)     The opinion, dated such date, of Sullivan & Cromwell LLP, counsel for the Agents, with respect to the validity of any Notes, the Registration Statement, the Prospectus, and other related matters as the Agents may reasonably request, and Québec shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely upon the opinions of counsel named in Sections 5(a)(1) and 5(a)(2) as to matters of Canadian and Québec law and procedure; and no opinion need be expressed by such counsel as to the financial statements or other financial data contained in the Registration Statement, any Time of Sale Prospectus and the Prospectus.

(b)     At the Closing Time, the Agents shall have received a certificate of any authorized official at the Ministère des Finances, dated such date, in which such official shall, to the best of his knowledge after reasonable investigation, state that the representations and warranties of Québec in this Agreement are true and correct as of the date thereof, that Québec has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the financial condition of Québec, except as set forth or contemplated in the Prospectus.

(c)     At the Closing Time and at each Settlement Date with respect to any applicable Terms Agreement, the purchase and sale of any Notes in accordance with the provisions hereof and of any Terms Agreement shall not be prohibited by any statute, order, rule or regulation promulgated by any legislative, executive or regulatory body or authority of Canada, the United States of America, Québec or the State of New York.

(d)     Québec shall have furnished to the Agents, at the Closing Time, and to the relevant Agent, if so requested at each Settlement Date with respect to any applicable Terms Agreement, and to counsel for the Agents, at the Closing Time and at each Settlement Date, accurate English translations of all Orders in Council and Ministerial Orders of the Gouvernement du Québec, relating to the authorization, issuance and sale of any Notes, and of all documents and certificates delivered pursuant to the foregoing paragraphs of this Section 5, which pursuant to the laws of Québec were adopted, passed, enacted or drawn in the French language.

(e)     At the Closing Time and at each Settlement Date with respect to any applicable Terms Agreement, counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Québec in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Agents and the Agents’ counsel.

The obligations of any Agent to purchase Notes pursuant to any Terms Agreement will be subject to the following further conditions: (a) the rating assigned by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) to any debt securities of Québec as of the date of the applicable Terms Agreement shall not have been lowered since that date nor shall any public announcement that any such organization has under surveillance or review its rating of any debt securities of Québec (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) have occurred and (b) there shall not have come to such Agent’s attention any facts that would cause such Agent to believe that the Time of Sale Prospectus or the Prospectus, at the time it was required to be delivered to a purchaser of the Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

If any condition specified in this Section 5 shall not have been fulfilled, this Agreement may be terminated by the Agents, and any Terms Agreement may be terminated by the relevant Agent, by notice to Québec at any time at or prior to the Closing Time or applicable Settlement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(c) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreement set forth in Sections 7 and 8 hereof, and the provisions of Sections 10 and 13 hereof shall remain in effect.

SECTION 6.	Additional Covenants of Québec.

Québec covenants and agrees that:

(a)     Each acceptance by Québec of an offer for the purchase of Notes, and each sale of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of Québec contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to an Agent, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to each such time);

(b)     Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes, a change in the aggregate initial offering price of Notes remaining to be sold, or a change in the currency in which the Notes are to be denominated or similar changes) or, if so indicated in the applicable Terms Agreement, at the time Québec delivers Notes to an Agent pursuant to a Terms Agreement, Québec shall furnish or cause to be furnished forthwith to the Agents or such Agent, as the case may be, a certificate in form satisfactory to the Agents or such Agent, as the case may be, to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to such Agent are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate;

(c)     Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes, a change in the aggregate initial offering price of Notes remaining to be sold, or a change in the currency in which the Notes are to be denominated or similar changes) or, if so indicated in the applicable Terms Agreement, at the time Québec sells Notes to an Agent pursuant to a Terms Agreement, Québec shall furnish or cause to be furnished forthwith to the Agents or such Agent, as the case may be, and counsel for the Agents a written opinion of Miller Thomson LLP, counsel to Québec, or other counsel satisfactory to the Agents or such Agent, as the case may be, dated the date of delivery of such opinion, in substance satisfactory to the Agents or such Agent, of the same tenor as the opinion referred to in Section 5(a)(1) hereof but modified, as necessary, to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents or such Agent, as the case may be, shall furnish a letter to the effect that the Agents or such Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance);

(d)     Within nine months after the close of each fiscal year of Québec, Québec will file an Annual Report on Form 18-K (the “Annual Report”) with the Commission;

(e)     As soon as practicable after the occurrence of a material development in the affairs of Québec, Québec will disclose such material development by filing on Form 18-K/A an amendment to its Annual Report on Form 18-K;

(f)     As soon as possible after the relevant information is made public, Québec will file on Form 18-K/A an amendment to its Annual Report to disclose Québec’s monthly report on financial transactions and any other material information contained in its monthly report; and

(g)     Any obligation of a person who has agreed to purchase Notes to make payment for and take delivery of such Notes shall be subject to the satisfaction, on such Settlement Date, of the following conditions: (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; (ii) neither the Registration Statement, the Time of Sale Prospectus nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the condition set forth in clause (a) of the next-to-last paragraph of Section 5 hereof; and (iv) none of the events described in clauses (i) to (iv) of the first paragraph of Section 11 hereof shall have occurred, it being understood that under no circumstance shall any Agent have any duty or obligation to exercise the judgment permitted under clauses (i) and (ii) of such Section 11.

SECTION 7.	Indemnification.

(a)     Québec agrees to indemnify and hold harmless each Agent and each person, if any, who “controls” each Agent within the meaning of Section 15 of the 1933 Act as follows:

(1)     against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus (or any part thereof), Issuer Free Writing Prospectus (or any part thereof) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to Québec by the Agents expressly for use in the Registration Statement (or any amendment thereto), the Time of Sale Prospectus (or any part thereof), Issuer Free Writing Prospectus (or any part thereof) or the Prospectus (or any amendment or supplement thereto); provided that, the foregoing indemnification shall not apply to any use of an Issuer Free Writing Prospectus after Quebec shall have notified the Agents to discontinue the use thereof;

(2)     against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Agents as aforesaid) if such settlement is effected with the written consent of Québec; and

(3)     against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Agents) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Agents as aforesaid), as such expense is incurred, to the extent that any such expense is not paid under (1) or (2) above.

(b)     Each Agent agrees to indemnify and hold harmless Québec against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to Québec by such Agent expressly for use in the Registration Statement (or any amendment thereto), the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto).

(c)     Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may, at its own expense, participate in and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel, in addition to any local counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 8.	Contribution.

If recovery is not available under the foregoing indemnification provisions for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of any Notes (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Québec and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. Neither an Agent nor any person controlling such Agent shall be obligated to make contributions hereunder which in the aggregate exceed the total public offering price of any Notes purchased by that Agent under this Agreement and any Terms Agreement, less the aggregate amount of any damages which such Agent and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Agents’ obligations to contribute are joint meaning that each such Agent is obligated to contribute only in proportion to the principal amount of Notes specified to be purchased by or through such Agent under this Agreement and, if applicable, any Terms Agreement.

SECTION 9.	Status of the Agents.

In soliciting purchases of the Notes from Québec, the Agents are acting solely as agents for Québec and not as principal. The Agents will make reasonable efforts to assist Québec in obtaining performance by each purchaser whose offer to purchase Notes from Québec has been solicited by the Agents and accepted by Québec but the Agents shall not have any liability to Québec in the event any such purchase is not consummated for any reason.

SECTION 10.	Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of authorized officials of Québec submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of Québec, and shall survive each delivery of and payment for any of the Notes.

SECTION 11.	Termination.

This Agreement may be terminated for any reason, at any time by Québec as to any Agent or, in the case of any Agent, by such Agent insofar as this Agreement relates to such Agent, upon the giving of 30 days’ written notice of such termination to the other party hereto. An Agent party to a Terms Agreement may also terminate such Terms Agreement, immediately upon notice to Québec, at any time prior to the Settlement Date relating thereto (i) if there has been, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus any change, or any development involving a prospective change, in the financial condition of Québec such as to make it, in such Agent’s judgment, impractical or inadvisable to market the Notes or enforce contracts for the sale of the Notes, or (ii) if there has occurred any outbreak or escalation of major hostilities in which the United States or Canada is involved, any declaration of war by the United States Congress or the Government of Canada or any other substantial national or international calamity or emergency if the effect of any such outbreak, escalation, declaration, calamity or emergency is such as to make it, in such Agent’s judgment, impractical or inadvisable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading generally on either the NYSE MKT or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if trading of any securities of Québec on any exchange or in the over-the-counter market has been suspended, or (iv) if a banking moratorium has been declared by either Federal or New York or Canadian authorities.

In the event of any such termination, neither party will have any liability to the other party hereto, except that (a) the Agents shall be entitled to any commissions earned in accordance with the third paragraph of Section 2(a) hereof, (b) if at the time of termination (i) the Agents shall own any of the Notes with the intention of reselling them or (ii) an offer to purchase any of the Notes has been accepted by Québec or an agreement for the sale of Notes has been entered into between Québec and an Agent but the time of delivery to the purchaser or his agent of the Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (c) the covenant set forth in Section 3(c) hereof, the provisions of Section 4 hereof, the indemnity agreement set forth in Section 7 hereof, the contribution agreement set forth in Section 8 hereof, and the provisions of Sections 10 and 13 hereof shall remain in effect.

SECTION 12. Notices and Authority.

All communications hereunder shall be effective only on receipt, and shall be delivered or sent by letter, facsimile transmission or telephone (but in the case of communication by telephone with subsequent confirmation by letter or facsimile transmission) as follows:

(a)     to the Agents:

Bank of America Merrill Lynch

Merrill Lynch, Pierce, Fenner & Smith Incorporated

50 Rockefeller Plaza

NY1-050-12-1

New York, New York 10020

Tel.: (646) 855-0724

Fax: (212) 901-7881

Attention: High Grade Transaction Management/Legal

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Tel.: (212) 702-1866

Fax: (646) 366-1724

Attention: SSA Origination

CIBC World Markets Corp.

300 Madison Avenue, 5th Floor

New York, New York 10017

Tel.: (212) 856-3571

Fax: (212) 885-4898

Attention: Debt Capital Markets

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Tel.: (212) 250-6801

Fax: (212) 797-2202

Attention: Debt Capital Markets Syndicate

HSBC Securities (USA) Inc.

452 5th Avenue, 3rd Floor

New York, New York 10018

Tel.: (212) 525-3652

Fax: (212) 525-0238

Attention: Transaction Management Group

J.P. Morgan Securities PLC

25 Bank Street

London E14 5JP

United Kingdom

Tel.: +44 207 134 2533

Email: Head_of_EMEA_DCMG@jpmorgan.com

Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group, Legal

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Tel: (866) 375-6829

Fax: (212) 658-6137

Attention: Jigme Shingsar

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

Fax: (203) 873-4534

Attention: Debt Capital Markets Syndicate

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Tel.: (212) 225-5501

Fax: (212) 225-6550

Attention: Debt Capital Markets Syndicate

TD Securities (USA) LLC

31 West 52nd Street, 2nd Floor

New York, New York 10019-6101

Tel.: (212) 827-6972

Fax: (212) 849-6180

Attention: Transaction Management Group

(b)     to Québec:

Ministère des Finances

Documentation financière et conformité

Bureau 2.33

12 rue Saint-Louis Québec, Québec

Canada G1R 5L3

Tel.: (418) 643-8141

Fax: (418) 528-0984

Attention: Le sous-ministre adjoint

SECTION 13. Parties.

This Agreement, and any Terms Agreement, shall inure to the benefit of and be binding upon the Agents, and the Agent party to such Terms Agreement and Québec and its successors and, to the extent provided in Section 6(g), any person who has agreed to purchase Notes from Québec. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons referred to in Sections 7 and 8 and their heirs and legal representatives and, to the extent provided in Section 6(g), any person who has agreed to purchase Notes from Québec, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives and, to the extent provided in Section 6(g), any person who has agreed to purchase Notes from Québec, and for the benefit of no other person, firm or corporation.

SECTION 14. Governing Law.

This Agreement and the Terms Agreement shall be governed by and construed in accordance with the laws of Québec and the laws of Canada applicable therein.

Nothing herein contained shall affect the right to serve process on Québec in any manner permitted by law. Québec hereby irrevocably consents to the fullest extent permitted by law to the giving of any relief including, without limitation, the making, enforcement or execution against any property of any order or judgment made or given in connection with any proceedings arising out of or in connection with this Agreement.

SECTION 15. No Fiduciary Relationship.

Québec acknowledges and agrees that: (a) the purchase and sale of the Notes pursuant to this Agreement and any Terms Agreement is an arm’s-length commercial transaction between Québec, on the one hand, and the Agents, on the other hand; (b) in connection with the offerings contemplated hereby and the process leading to any such transaction the Agents are and have been acting as a principal and are not the agent (except to the extent expressly set forth herein) or fiduciary of Québec, or its respective creditors, employees or any other party; and (c) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and Québec has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 16. Jurisdiction of Courts.

Québec hereby appoints the person from time to time who holds the position of Delegate General of Québec in New York, One Rockefeller Plaza, 26th floor, New York, New York, 10020-2102, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action by any Agent, or by any person controlling such Agent, and based upon this Agreement which may be instituted in any State or Federal court in The City of New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of such action. Québec hereby irrevocably waives any immunity to service of process in respect of any such action to which the Authorized Agent might otherwise be entitled. Such appointment shall be irrevocable as long as any of the Notes remain outstanding, except that, if for any reason the Authorized Agent ceases to be able to act as agent or no longer has an address in The City of New York, Québec will appoint another person or persons in The City of New York, selected in its discretion, as Authorized Agent(s). Québec will take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent together with written notice of such service mailed or delivered to Québec at its address set forth in Section 12, shall be deemed in every respect effective service of process upon Québec. Notwithstanding the foregoing, any action by an Agent, or by any person controlling such Agent, and based upon this Agreement may be instituted in any competent court in Québec. Québec hereby waives, to the fullest extent permitted by applicable law, any immunity to jurisdiction to which it might otherwise be entitled in any action based on this

Agreement which may be instituted as provided in this Section in any State or Federal court in The City of New York or in any competent court in Québec.

SECTION 17. Currency.

All dollar figures set forth in this Agreement or to be set forth in any Terms Agreement are or will be in United States dollars, unless otherwise indicated.

SECTION 18. Counterparts.

This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to Québec a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among each of you and Québec in accordance with its terms.

Very truly yours, QUÉBEC

By:
Name:
Title:

CONFIRMED AND ACCEPTED in The City of New York, as of September 11, 2017.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

BMO Capital Markets Corp.

By:
Name:
Title:

CIBC World Markets Corp.

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

HSBC SECURITIES (USA) INC.

By:
Name:
Title:

J.P. MORGAN SECURITIES PLC

By:
Name:
Title:

RBC Capital Markets, LLC

By:
Name:
Title:

RBS SECURITIES INC.

By:
Name:
Title:

Scotia Capital (USA) Inc.

By:
Name:
Title:

TD Securities (USA) LLC

By:
Name:
Title:

Annex A

Term	Maximum Commission Rates
From nine months or more but less than one year	0.125%
One year but less than eighteen months	0.150%
Eighteen months but less than two years	0.200%
Two years but less than three years	0.250%
Three years but less than four years	0.350%
Four years but less than five years	0.450%
Five years but less than fifteen years	0.500%
Fifteen years but less than twenty years	0.600%
Twenty years to thirty years (inclusive)*	0.650%

*	The commission rate applicable to the sale of any Note that matures more than thirty years from its date of issue will be determined by the relevant Agent and Québec at the time of such sale and disclosed in the applicable Pricing Supplement.

A-1

Annex B

QUÉBEC

Medium-Term Notes

TERMS AGREEMENT

Québec

Ministère des Finances

Documentation financière et conformité

Bureau 2.33

12 rue Saint-Louis

Québec, Québec

Canada G1R 5L3

Re:	Amended and Restated Distribution Agreement dated September 11, 2017

The undersigned agrees to purchase the following principal amount of Notes:

$

Interest Rate:

Fixed Rate Note:

Interest Rate:

Floating Rate:

Interest Rate Basis:

Initial Interest Rate:

Spread or Spread Multiplier, if any:

Interest Rate Reset Dates:

Interest Payment Dates:

Index Maturity:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Interest Rate Reset Period:

Interest Payment Period:

Interest Determination Date:

Calculation Date:

Index, if any:

Maturity Date:

Purchase Price:             %

Settlement Date and Time:

Currency:

Denominations (if currency is other than U.S.

dollars):

Redemption Date(s):

Initial Redemption Percentage:

Annual Redemption Percentage Reduction

(If other than 100% of

principal Amount):

Optional Repayment Date(s):

Initial Repayment Percentage:

Annual Repayment Percentage Reduction

(If other than 100% of

Principal Amount):

Exceptions, if any, to Section 3(g) of the Distribution

Agreement:

Time of Pricing:

B-2

[The certificates referred to in Section 6(b) of the Distribution Agreement, the opinion[s] referred to in [Section 5(a)(2)] [and Section 5(a)(3)] [and] [Section 6(c)] of the Distribution Agreement shall be delivered to us on (and dated as of) [Settlement Date].]

[Name of Agent]

By
Name:
Title:

Accepted:

QUÉBEC

By
Name:
Title:

By
Name:
Title:

B-3